UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Prosperity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 17, 2012

Shareholders of Prosperity Bancshares, Inc.:

The 2012 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 17, 2012, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect three (3) directors of Class II to serve on the Board of Directors of the Company until the Company’s 2015 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and vote upon a proposal to approve the Prosperity Bancshares, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) pursuant to which 1,250,000 shares of common stock, $1.00 par value, of the Company will be reserved for issuance pursuant to grants under the 2012 Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012;

4.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”); and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 8, 2012 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

David Zalman
Chairman of the Board

March 16, 2012

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

i

PROSPERITY BANCSHARES, INC.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 17, 2012

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “Prosperity” refer to Prosperity Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Prosperity Bank (a wholly-owned subsidiary of Prosperity Bancshares, Inc.). In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of our common stock, par value $1.00 per share (“Common Stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2012 Annual Meeting of Shareholders of the Company to be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas, on Tuesday, April 17, 2012, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2012 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 16, 2012.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2012

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 17, 2012

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at http://www.rrdezproxy.com/2012/ProsperityBancshares/, which does not have “cookies” that identify visitors to the site:

•	Notice of 2012 Annual Meeting of Shareholders to be held on Tuesday, April 17, 2012;

•	Proxy Statement for 2012 Annual Meeting of Shareholders to be held on Tuesday, April 17, 2012;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

ABOUT THE MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s shareholders.

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the Notice, including the following:

1.	to elect three directors to serve as Class II directors on the Board until the Company’s 2015 annual meeting of shareholders;

2.	to consider and vote upon a proposal to approve the Prosperity Bancshares, Inc. 2012 Stock Incentive Plan (the “2012 Plan”);

3.	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012;

4.	to conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”); and

5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, we are sending only one Proxy Statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he may contact Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or by calling (281) 269-7199 and asking for denise Urbanovsky. Eligible shareholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to denise Urbanovsky at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Meeting is the close of business on March 8, 2012 (the “Record Date”). The Record Date is established by the Board as required by Texas law. On the Record Date, 47,237,448 shares of Common Stock were outstanding.

Who is entitled to vote at the Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Meeting.

What are the voting rights of the shareholders?

Each holder of Common Stock is entitled to one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Meeting. The Company’s articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the Meeting from time to time without notice or other announcement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Investor Services, Inc., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by Computershare at the Company’s request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our Board (Item 1), the proposal to approve the 2012 Plan (Item 2) or with respect to the advisory, non-binding vote regarding the Say-On-Pay resolution (Item 4).

How do I vote my shares?

If you are a record holder, you may vote your Common Stock at the Meeting in person or by proxy. To vote in person, you must attend the Meeting and obtain and submit a ballot. The ballot will be provided at the Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Common Stock at the Meeting in accordance with your instructions. The Board has appointed David Zalman and James D. Rollins III to serve as the proxies for the Meeting.

Your proxy card will be valid only if you sign, date and return it before the Meeting. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Meeting, but if any other matters properly come before the Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP (Item 3). Alternatively, if you want to vote your shares in person at the Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Meeting, you will not be able to vote your nominee-held shares in person at the Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the approval of the 2012 Plan;

Item 3—FOR the ratification of Deloitte & Touche LLP; and

Item 4—FOR the advisory, non-binding Say-On-Pay resolution.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the approval of the 2012 Plan;

Item 3—FOR the ratification of Deloitte & Touche LLP; and

Item 4—FOR the advisory, non-binding Say-On-Pay resolution.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of Deloitte & Touche LLP (Item 3).

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Meeting by any of the following means:

•	attending the Meeting and voting in person, but note that your attendance at the Meeting will not by itself revoke a proxy, and you must vote your shares by ballot at the Meeting to revoke your proxy;

•	completing and submitting to the Secretary of the Company a new valid proxy bearing a later date; or

•

delivering written notice of revocation to the Company addressed to denise Urbanovsky, Secretary at the Company’s address below, which notice must be received before 5:00 p.m., Houston Time on April 16, 2012.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, (281) 269-7199, Attention: denise Urbanovsky, Secretary. If you are a “street name” holder, contact your bank, broker or other nominee so that they can provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the three director nominees who receive the most votes from the holders of the shares of our Common Stock for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting is required for the election of the director nominees (Item 1).

Approval of the 2012 Plan (Item 2), the ratification of Deloitte & Touche LLP’s appointment as the Company’s independent registered public accounting firm (Item 3) and approval of the advisory, non-binding resolution on Say-On-Pay (Item 4) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Meeting is the ratification of the appointment of the independent registered public accounting firm (Item 3). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting. Any abstentions will not have the effect of a vote against the proposals to approve the 2012 Plan, the ratification of the Deloitte & Touche LLP as the independent registered public accounting firm and the Say-On-Pay vote. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. The approval of the 2012 Plan and the advisory, non-binding vote on the Say-On-Pay resolution are considered non-routine matters and, as such, broker non-votes will be deemed shares not present to vote on this matter, will not count as votes for or against this proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of soliciting shareholder proxies. We may use directors, officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Are there any other matters to be acted upon at the Meeting?

Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”). If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the attached appendix and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or call (281) 269-7199 and ask for denise Urbanovsky.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The size of the Board is currently set at twelve members, with eleven directors presently serving and one vacant position. In accordance with the Company’s Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the Class III and Class I directors expire at the annual meeting of shareholders in 2013 and 2014, respectively.

The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved the nomination of James A. Bouligny, Robert Steelhammer and H.E. Timanus, Jr. to fill three of the four expiring Class II director positions. One Class II director position will remain vacant after the Meeting. Each nominee is currently serving as a Class II director. The three Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2015. If the three nominees for Class II director are elected at the Meeting, the composition of the Board will be four Class I directors, three Class II directors and four Class III directors, with one vacancy in Class II.

The three Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting.

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director and/or executive officer.

Nominees for Election

The following table sets forth the name, age and positions with the Company and the Bank for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and the Bank

James A. Bouligny	76	Class II Director of the Company

Robert Steelhammer	71	Class II Director of the Company

H.E. Timanus, Jr.	67	Class II Director and Vice Chairman of the Company; Director, Chairman of the Board and Chief Operating Officer of the Bank

James A. Bouligny. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny was a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP prior to 2007 and is currently Of Counsel to the firm. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny’s civic activities include a 25-year tenure as a member of the Board of Trustees of Wharton County Junior College and an 18-year tenure as City Attorney for El Campo, Texas. He is currently a member of the MG and Lillie Johnson Foundation and a trustee of the St. Philip Catholic School Endowment. The Company believes Mr. Bouligny’s qualifications to serve as a director include his legal background and his years of experience as a director of the Company.

Robert Steelhammer. Mr. Steelhammer has been a director of the Company since its inception. Mr. Steelhammer has been a named partner with Steelhammer & Miller, P.C. in Houston for more than the past five years. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers. The Company believes Mr. Steelhammer’s qualifications to serve as a director include his legal, financial and investing experience and role as a director of the Company from its inception.

H. E. Timanus, Jr. Mr. Timanus has been a director of the Company and the Bank since 2001. He has served as Chief Operating Officer of the Bank since 2001 and was named Chairman of the Board of the Bank in 2005. Mr. Timanus became an Executive Vice President and the Chief Operating Officer of the Company in 2001 and served in that capacity until 2006 when he became Vice Chairman of the Company. Prior to this, from 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial Bancshares, Inc. and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank. Mr. Timanus also served as a director of Financial Federal Corporation, a financial services company listed on the New York Stock Exchange until the sale of the company in 2010. The Company believes Mr. Timanus’s qualifications to serve as a director and Vice Chairman of the Company include his prior experience as President and CEO of Commercial Bancshares, Inc. and his continuing role and experience with the Company.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class III directors whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and the Bank

Directors:

William H. Fagan, M.D.	82	Class I Director of the Company

Leah Henderson	45	Class III Director of the Company

Ned S. Holmes	67	Class III Director of the Company

Perry Mueller, Jr., D.D.S.	78	Class I Director of the Company

James D. Rollins III	53	Class I Director, President and Chief Operating Officer of the Company; Director and President of the Bank

Harrison Stafford II	70	Class I Director of the Company

David Zalman	55	Class III Director, Chairman of the Board and Chief Executive Officer of the Company; Director, Senior Chairman of the Board and Chief Executive Officer of the Bank

Ervan E. Zouzalik	75	Class III Director of the Company

Executive officers who are not also directors:

Peter Fisher	65	General Counsel of the Company; Director, Vice Chairman and General Counsel of the Bank

David Hollaway	56	Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank

Charlotte M. Rasche	47	Executive Vice President of the Company and the Bank

William H. Fagan, M.D. Dr. Fagan was appointed a director of the Company in September 2002. Dr. Fagan is an investor who had served as a director of Paradigm Bancorporation, Inc. from 1996 until its merger with the Company on September 1, 2002. He served on the board of Paradigm Bank Texas since its formation in 1980. From 1965 to 1980, Dr. Fagan served on the board of directors of Channelview State Bank, which later changed its name to Prime Bank. The Company believes Dr. Fagan’s qualifications to serve as a director include his involvement as a director of Paradigm Bancorporation, Inc. and Channelview State Bank, as well as the Company.

Leah Henderson. Ms. Henderson became a director of the Company in April 2007 and has served as a member of the Compensation Committee since that time and was elected Chairman of the Compensation Committee in 2008. Prior to being appointed to the Board of the Company, she served as a director of the Bank since 2002. Prior to serving on the Board of the Bank, she was a director of Paradigm Bancorporation, Inc. and its member bank, Paradigm Bank Texas. Ms. Henderson currently serves as Executive Vice President of Sales for PULSE, a Discover Financial Services LLC company and operator of the PULSE electronic funds network, where she has been part of the executive management team for over seven years. Ms. Henderson received a Bachelor of Business Administration from Stephen F. Austin State University. The Company believes Ms. Henderson’s qualifications to serve as a director include her prior experience on the board of directors of Paradigm Bancorporation, Inc. and her extensive experience as an executive officer of PULSE.

Ned S. Holmes. Mr. Holmes became Chairman of the Board of the Company in February 2001 and served in that capacity until April 2006. Prior to the merger of Commercial Bancshares, Inc. into the Company, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial Bancshares since 1979. Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986. In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank. From 1980 through December 31, 2005, Mr. Holmes served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects. Mr. Holmes is affiliated with NH-5, Inc. and Ned S. Holmes Investments, Inc. Mr. Holmes is the Chairman Emeritus of the Greater Houston Partnership. Mr. Holmes serves as a director of the Memorial Hermann Hospital System, Baylor College of Medicine, University of Texas M.D. Anderson Cancer Center, Gulf Coast Rail District, Coastal Coordination Council and Transportation Transformation Group. He was appointed to the Texas Transportation Commission in January 2007. The Company believes Mr. Holmes’s qualifications to serve as a director include his many years of experience as Chairman of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., as well as his years of service in the public sector.

Perry Mueller, Jr., D.D.S. Dr. Mueller was appointed a director of the Company in November 2001. Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over 50 years. He completed his pre-dental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center. He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002. Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea. Dr. Mueller’s interest in banking goes back to his father being in the banking industry for approximately 65 years before retiring. Dr. Mueller is the father-in-law of David Zalman. The Company believes Dr. Mueller’s qualifications to serve as a director include his many years of service and involvement with First National Bank in Lake Jackson, Texas, and the Company.

James D. Rollins III. Mr. Rollins, who joined the Bank in 1994, was appointed President and Chief Operating Officer of the Company in April 2006. He became a director of the Company in October 2006. He previously served as a Senior Vice President of the Company from 2001 until 2006. He was appointed President of the Bank in 2005. He also served as Vice Chairman of the Bank from 2004 through 2007. He previously served as Executive Vice President of the Bank from 2002 to 2004 and President of the Matagorda Banking Centers of the Bank from 1994 to 2002. From 1983 to 1994, Mr. Rollins worked for First State Bank and Trust Company in Port Lavaca and Bay City, Texas. Mr. Rollins received a Bachelor of Business Administration from the University of Texas at Austin and is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University. The Company believes Mr. Rollins’s qualifications to serve as a Director, President and Chief Operating Officer of the Company include his years of banking experience, including those with the Company.

Harrison Stafford II. Judge Stafford became a director of the Company in April 2000. He served as the County Judge for Jackson County, Texas, from January 1991 through December 2010. He also served as Jackson County Auditor from 1972 to 1990. Judge Stafford currently serves as Director of the Jackson County United Way, Director of the Jackson County 100 Club, Chairman of the Lavaca Regional Water Planning Group, Director of the Gulf Bend MHMR and Treasurer of the Texana Museum and Library Association. The Company believes Judge Stafford’s qualifications to serve as a director include his auditing and legal experience and his long term involvement as a director of the Company.

David Zalman. Mr. Zalman joined the Bank as President in 1986, became Chairman of the Board and Chief Executive Officer in 2001 and Senior Chairman and Chief Executive Officer in 2005. Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000, President and Chief Executive Officer in 2001 and Chairman of the Board and Chief Executive Officer in 2006. From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree from the University of Texas at Austin in 1978. He is a founding principal of New ICM LP, a manufacturer and distributor of children’s clothing to national and international companies, and currently serves as a partner and director. He has served as a member of the El Campo City Council and as a Trustee of the St. Philip Catholic School Endowment Fund, as well as on various other civic clubs and charitable organizations. Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S. The Company believes Mr. Zalman’s qualifications to serve as a director, Chairman of the Board and Chief Executive Officer of the Company include his years of banking experience and his proven leadership in the success of the Company.

Ervan E. Zouzalik. Mr. Zouzalik has been a director of the Company since July 2008 and served as a director of the Bank from February 2007 until July 2008. Prior to the merger of Texas United Bancshares, Inc. into the Company in February 2007, Mr. Zouzalik served as Chairman of the Board of Texas United Bancshares, Inc. since 1998 and as Chairman of the Board of State Bank since 2002. He served as President and Chief Executive Officer of Central Texas Bank (formerly Flatonia State Bank), a subsidiary of Texas United Bancshares, and as a director of Central Texas Bank and its predecessor, Flatonia State Bank, from 1986 until 2002. Additionally, Mr. Zouzalik served as a director of Gateway Bank prior to its acquisition by Texas United Bancshares in 2004. Prior to joining Flatonia State Bank, Mr. Zouzalik served for twenty-four years in the U.S. Army, retiring as a Colonel. He holds a Bachelor of Science in Industrial Education and a Bachelor of Arts in Journalism from Texas A&M University and completed his MBA at the University of Texas in 1969. The Company believes Mr. Zouzalik’s qualifications to serve as a director include his leadership skills developed as a Colonel in the U.S. Army and his board of director roles with Texas United Bancshares, Inc. and its subsidiaries.

Executive Officers of the Company

Peter Fisher. Mr. Fisher was appointed General Counsel of the Company in October 2004 and also serves as General Counsel of the Bank. Mr. Fisher has served as Vice Chairman of the Bank since September 2002, when the Company acquired Paradigm Bancorporation, Inc. Mr. Fisher had served as the President and Chief Executive Officer of Paradigm Bancorporation, Inc. from 1999 until its sale in 2002 and was President and Chief Operating Officer from 1997 to 1999. He also had served as President and Chief Executive Officer of Paradigm Bank from 2000 to 2002 and was Vice Chairman of Woodcreek Bank, Paradigm Bank’s predecessor, from 1999 to 2000. Mr. Fisher was a director of both Paradigm Bancorporation, Inc. and Paradigm Bank from 1997 to 2002. From 1996 to 1997, Mr. Fisher was Executive Vice President of American Bank in Houston. Prior to that, he was President of Charter Bank-Houston. Mr. Fisher is an attorney licensed to practice law in Texas. The Company believes Mr. Fisher’s qualifications to serve as General Counsel of the Company include his many years of successful legal and banking experience. Mr. Fisher has announced his retirement as General Counsel of the Company and Vice Chairman and General Counsel of the Bank effective April 17, 2012. He will remain a director of the Bank.

David Hollaway. Mr. Hollaway joined the Bank in 1992 as Senior Vice President and Chief Financial Officer and served as Treasurer of the Company from 1993 to 1999. He was appointed Chief Financial Officer of the Company in 1998 and Executive Vice President of the Bank in 2004. From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston. From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas. From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston. Mr. Hollaway is a Certified Public Accountant. The Company believes Mr. Hollaway’s qualifications to serve as Chief Financial Officer of the Company include his many years of experience in accounting and as CFO.

Charlotte M. Rasche. Ms. Rasche joined the Company and the Bank as Executive Vice President in the Legal Department on March 1, 2012. Following Mr. Fisher’s retirement on April 17, 2012, Ms. Rasche will assume the role of General Counsel of the Company and the Bank. Prior to joining the Company, Ms. Rasche was a partner with Bracewell & Giuliani LLP, where she had been an attorney since 1997. While at Bracewell, Ms. Rasche focused on commercial banking regulatory and corporate matters, mergers and acquisitions, Securities Exchange Act reporting compliance and corporate governance matters. Prior to attending law school, Ms. Rasche was a Coordinator of Residence Life in the Department of Housing at Texas Tech University from

1989 to 1994. Ms. Rasche received a Bachelor of Business Administration from Stephen F. Austin State University, a Master of Science from Oklahoma State University and a JD from the University of Texas at Austin. Ms. Rasche is an attorney licensed to practice law in Texas. The Company believes Ms. Rasche’s qualifications to serve as Executive Vice President and General Counsel of the Company include her years of law practice representing financial institutions and public companies.

Each executive officer of the Company is elected by the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board

The Board held five meetings during 2011 and took certain actions by unanimous written consent. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best suited to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying corporate priorities and leading the discussion and execution of strategic initiatives. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategic development and execution, and facilitates information sharing between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board has designated a lead independent director (“Lead Director”), who presides at the executive sessions, as discussed below. The role of Lead Director is rotated for each executive session among the Chairmen of each of the Board’s committees. In addition to presiding over the executive sessions, the Lead Director is also charged with the additional responsibilities associated with leadership of the independent directors, including providing feedback to management from the Board’s executive sessions, assisting the Chief Executive Officer with setting Board meeting agendas as requested, assisting in the Board’s risk oversight and performing such other functions as may be designated from time to time by the independent directors.

Executive Sessions

The non-employee directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board without the Chief Executive Officer or any other member of management present. The independent directors of the Company also hold executive sessions from time to time without the Chief Executive Officer or any other member of management present. The Lead Director presides at all of these executive sessions. In 2011, the independent directors held two executive sessions and the Company’s non-employee directors held three executive sessions.

Oversight of Risk Management

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated certain areas of focus to its committees and has retained areas of focus for itself. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with management, including the independence of the Board and succession planning. The Risk Committee is responsible for assisting the Board with its oversight of the Company’s risk appetite, enterprise-wide risk management, compliance framework and the governance structure supporting the compliance framework. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board as a whole regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each. Throughout the year, senior management reports to the Board the risks that may be material to the Company. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.

Committees of the Board

The Company’s Board has four committees, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the integrity of the Company’s financial statements and reports and other financial information provided to shareholders and others, the Company’s internal controls, the independent registered public accounting firm, including its qualifications and independence, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and its reports and reviews the activities and actions of the Bank’s internal auditors. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly financial results and the financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company’s Chief Financial Officer, director of internal audit, General Counsel, independent registered public accounting firm and management. The Audit Committee chair regularly meets between formal Audit Committee meetings with the Company’s Chief Financial Officer, director of internal audit and independent registered public accounting firm. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

The Audit Committee is comprised of Harrison Stafford II (Chairman), Ned S. Holmes and Robert Steelhammer, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the New York Stock Exchange and in Section 10A of the Securities Exchange Act of

1934, as amended (the “Exchange Act”). The Board has also determined that each of Ned S. Holmes, Harrison Stafford II and Robert Steelhammer has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The Audit Committee held four meetings during 2011.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, directors and other executive officers. The Compensation Committee also administers the Company’s incentive compensation and equity-based plans and makes recommendations to the Board as to option and stock grants to the employees and directors of the Company and Bank pursuant to such plans.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.

The Compensation Committee currently consists of Leah Henderson (Chairman), Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards. The Compensation Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The Compensation Committee held two meetings during 2011 to review such compensation and employee benefit matters.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;

•	establishing criteria for selecting new directors; and

•	reviewing the backgrounds and qualifications of possible candidates for director positions.

In addition, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;

•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;

•	administering and overseeing compliance with the Company’s Code of Ethics;

•	reviewing the responsibilities, size and composition of key Board committees and making recommendations to the Board; and

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The Nominating and Corporate Governance Committee is also responsible for oversight of risks relating to management and Board succession planning, the independence of the Board and potential conflicts of interest, shareholder responses to the Company’s business practices and employee and investor responses to the

Company’s human resources practices. To satisfy these oversight responsibilities, the Nominating and Corporate Governance Committee receives regular reports from officers of the Company responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels, the employee climate and risk management activities that could affect Company operations. The Nominating and Corporate Governance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Corporate Governance Guidelines are available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com.

The members of the Nominating and Corporate Governance Committee include James A. Bouligny (Chairman), William H. Fagan, M.D. and Robert Steelhammer, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The Nominating and Corporate Governance Committee held one meeting in 2011.

Risk Committee. In light of potential changes to regulatory requirements, the Board determined that it was in the best interest of the Company that a risk committee be established. Accordingly, the Board approved the formation of the Risk Committee in January 2012.

The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the level and type of risk the Company is able and willing to assume in its exposures and business activities, given its business objectives and obligations to shareholders of the Company. The Risk Committee is responsible for aiding the Board in assessing enterprise wide risk management and compliance framework and the governance structure that supports it. The Risk Committee, in conjunction with management of the Bank, is responsible for appointing a risk committee at the Bank to meet regularly and report its findings to the Company’s Risk Committee quarterly.

The Risk Committee currently consists of Robert Steelhammer (Chairman), James A. Bouligny and Leah Henderson, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards. The Risk Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. As the Risk Committee was created in January 2012, no Risk Committee meetings were held during 2011.

Director Nominations Process

The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board and meet the criteria for nominees considered by the committee. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Nominating and Corporate Governance Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating and Corporate Governance

Committee deems relevant, including age, size of the Board and regulatory disclosure obligations. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Nominating and Corporate Governance Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews an existing director’s Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Nominating and Corporate Governance Committee Charter as approved by the Board, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification. For purposes of identifying nominees for the Board, the Nominating and Corporate Governance Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.” The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may recommend to the Nominating and Corporate Governance Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•

Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Nominating and Corporate Governance Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Nominating and Corporate Governance Committee chose to nominate the candidate, as well as certain other information.

Shareholder Communications with Directors

The Board will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board by writing to them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Nominating and Corporate Governance Committee.

Director Attendance at Annual Meeting

The Board encourages directors to attend the annual meeting of shareholders. All of the Company’s directors attended the Company’s 2011 annual meeting of shareholders held on April 19, 2011.

Code of Ethics

The Company’s Board has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company’s Chairman of the Board and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com.

Director Independence

During the review by the Company’s Board of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent directors under the listing standards of the New York Stock Exchange: James A. Bouligny, William H. Fagan, M.D., Leah Henderson, Ned S. Holmes, Harrison Stafford II, Robert Steelhammer and Ervan E. Zouzalik.

DIRECTOR COMPENSATION

For 2011, directors of the Company received a fee of $2,500 through April 19, 2011 and $2,750 after such date for each meeting of the Company’s Board attended and a fee of $600 for each committee meeting attended, except the Chairman of the Audit Committee, who received $1,250 for each committee meeting chaired, and the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee, who each received $1,000 for each committee meeting chaired. For 2011, directors of the Bank received a fee of $1,000 through April 19, 2011 and $1,200 after such date for each meeting of the Bank’s Board of Directors attended and a $400 fee for each committee meeting attended, but only if the committee meeting was held at a different time from the board meeting.

Messrs. Rollins, Timanus and Zalman, who serve as directors of both the Company and the Bank, and Mr. Fisher, who serves as a director of the Bank, are employed by the Company and any compensation for their service on the Board of Directors of the Company or the Bank is included in the Summary Compensation Table on page 25.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board approved, an award of 800 shares of restricted stock to each non-employee director of the Company. The restricted stock awards were granted on April 19, 2011 pursuant to the Company’s 2004 Stock Incentive Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on April 1, 2012.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2011. The director compensation received by named executive officers who also serve as directors is listed in the Summary Compensation Table included in this Proxy Statement.

Director Compensation for the Fiscal Year Ended December 31, 2011

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

James A. Bouligny	$14,500	$35,112	$49,612

William H. Fagan, M.D.	14,100	35,112	49,212

Leah Henderson	16,500	35,112	51,612

Ned S. Holmes	17,100	35,112	52,212

Perry Mueller, Jr., D.D.S.	13,500	35,112	48,612

Harrison Stafford II	20,250	35,112	55,362

Robert Steelhammer	16,500	35,112	51,612

Ervan E. Zouzalik	13,500	35,112	48,612

(1)	For the year ended December 31, 2011, none of the above directors received compensation in the form of perquisites or other personal benefits.
(2)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s 2004 Stock Incentive Plan in the fiscal year ended December 31, 2011, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”).

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Executive Summary

The Company seeks to closely align the interests of its named executive officers with the interests of its shareholders. The Company’s compensation programs are designed to reward the named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The named executive officers’ total compensation is comprised of a mix of base salary, annual incentive awards comprised of cash and performance-based short-term equity awards, long-term equity incentive awards and discretionary cash bonuses, although not every component may be awarded in a given year.

Despite a continuingly difficult economic environment, the Company had record earnings in 2011 and strong overall financial performance. That financial performance, along with the individual performances of the named executive officers, served as key factors in determining the compensation for 2011, including as follows:

•

Total return, earnings per share, return on average equity, dividend payments and the efficiency ratio are the key metrics for the named executive officers’ annual incentive bonus program. Further, to more closely align with bank and peer performance targets, net charge-offs (asset quality) were added as a metric in the annual incentive bonus program. These metrics provide for a balanced approach to measuring annual Company performance.

•

The annual incentive bonus program is based on the Company’s performance, while the long-term equity incentive awards and discretionary cash bonus awards are based on a combination of Company and individual performance.

•

Approximately one-half of any payment under the annual incentive bonus program is made through a grant of restricted stock, the value of which is closely linked to the Company’s total shareholder return.

The Company encourages you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of the Company’s executive compensation program.

Overview of Compensation Program

The Compensation Committee of the Board is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, directors and other executive officers. Leah Henderson, Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director, as defined in the New York Stock Exchange listing standards, serve on the Compensation Committee. In addition, the Compensation Committee and the Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2011 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company. The Compensation Committee did not hire a compensation consultant in 2011 in connection with its review of executive compensation or to provide any other services.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the named executive officers. The Chairman of the Board and Chief Executive Officer provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers. The Compensation Committee evaluates the Chairman of the Board and Chief Executive Officer’s performance in light of the Company’s goals and objectives relevant to his compensation and either as a committee or together with the other independent directors of the Company determines and approves the Chairman of the Board and Chief Executive Officer’s compensation level. The Chairman of the Board and Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the Board review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the Board as to all stock and option grants to the named executive officers made pursuant to the Company’s stock incentive plans.

Compensation Philosophy

The Company believes that compensation of its named executive officers should enhance and reinforce the goals of the Company for profitable growth, continuation of a sound overall condition and maintaining shareholder value by attracting and retaining strong talent and providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by:

•	rewarding individuals for outstanding performance and contributions to the Company’s success;

•	compensating the Company’s named executive officers competitively with similarly situated executive officers; and

•	providing the Company’s named executive officers with equity in the Company to encourage such officers to focus on the long-term growth and prospects of the Company.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that the compensation provided to the named executive officers remains competitive relative to the compensation paid to similarly situated executive officers at its peer group while being in the best interests of the Company and its shareholders.

Peer Groups

The Compensation Committee reviews the compensation of the Chairman of the Board and Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that the Company considers to be peer companies. The Compensation Committee does not benchmark the compensation of the named executive officers to a certain percentage or range of compensation within its peer group, but rather believes that the compensation paid to similarly situated executives should be a point of reference for measurement and not the determinative factor for the Company’s named executive officers’ compensation. Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee believes that the following peer group of companies is representative of the sector in which the Company operates. The group includes public bank holding companies headquartered in Texas and public bank holding companies based outside of Texas with $7 billion to $24 billion in total assets as of June 30, 2011. The group was chosen because of their similar market area and/or relative size as measured by total assets.

The Company’s peer group for 2011 consisted of the following companies:

• BOK Financial Corporation	• MetroCorp Bancshares, Inc.

• Capitol Federal Financial, Inc.	• National Penn Bancshares, Inc.

• Comerica Incorporated	• Southside Bancshares, Inc.

• Cullen/Frost Bankers, Inc.	• Texas Capital Bancshares, Inc.

• Doral Financial Corporation	• Trustmark Corporation

• Encore Bancshares, Inc.	• UMB Financial Corporation

• First Financial Bankshares, Inc.	• Umpqua Holdings Corporation

• F.N.B. Corporation	• United Bankshares, Inc.

• Hancock Holding Company	• United Community Banks, Inc.

• International Bancshares Corporation	• ViewPoint Financial Group, Inc.

• Investors Bancorp, Inc.

During 2011, the Compensation Committee reviewed the base salary, bonus, value of stock compensation and value of option compensation of similarly situated executive officers at the bank holding companies included in the Company’s peer group and considered the performance of its competitors and general economic and market conditions in setting goals for each named executive officer’s performance.

Setting Executive Compensation

In reviewing the 2011 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual non-equity based incentive bonus, long-term equity based incentive compensation, restricted stock awards, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under any existing employment agreements. In addition, the Compensation Committee reviewed each named executive officer’s compensation history and comparative performance information.

Components of Executive Compensation

The principal components of the Company’s executive compensation program are:

•	Base salary;

•	Incentive compensation:

•	Annual incentive bonus program comprised of cash and equity based awards;

•	Long-term equity based incentive compensation; and

•	Discretionary cash bonus;

•	401(k) plan; and

•	Perquisites and other personal benefits.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2011 and adjustments were approved by the Board based on the recommendation of the Compensation Committee. Salary adjustments, if any, for the named executive officers generally are effective on May 1 of each year. For all named executive officers, other than the Chairman of the Board and Chief Executive Officer, the Compensation Committee considered peer group compensation information, tenure of service, scope of the position, including current job responsibilities, the named executive officer’s individual performance and contribution to the Company, the recommendation of the Chairman of Board and Chief Executive Officer and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chairman of the Board and Chief Executive Officer was determined by the Compensation Committee based upon the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate. On the basis of the Compensation Committee’s review, the named executive officers’ collective base salaries as of December 31, 2011 reflect an average 5.1% increase over their collective base salaries as of December 31, 2010.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the peer group identified above. In setting the goals and measuring a named executive officer’s performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation

The Company’s incentive compensation program for named executive officers is comprised of three components: (1) a formulaic annual incentive bonus program, (2) long-term equity incentive awards and (3) discretionary cash bonus awards, each of which is described below.

Annual Incentive Bonus Program

The Company’s annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the named executive officers for the attainment of profitable growth and stable financial and operating conditions. The annual incentive bonus program provides for cash and short-term equity awards determined pursuant to a formulaic plan based on the Company’s achievement of pre-defined financial performance targets for the applicable year and has no subjective or discretionary component. The annual bonus awarded to the Company’s Chairman of the Board and Chief Executive Officer may be an amount up to 150% of his current base salary. The annual bonus awarded to the Company’s Chief Financial Officer, President and Chief Operating Officer, Vice Chairman and General Counsel may be an amount up to 120%, 125%, 115% and 70% of their current base salaries, respectively. The bonus amounts are paid to the named executive officers no later than March 15 of each year following the year in which the annual incentive bonus was earned.

In April 2011, upon the approval of the Board based on the recommendation of the Compensation Committee, the Company revised the annual incentive bonus program such that the annual bonuses are paid 50% in cash and 50% in shares of restricted stock. The annual incentive bonus program, as amended, also eliminated the discretionary component and added net charge-offs as an indicator. Prior to this, the Company historically had paid 100% of the total annual incentive bonus awarded to the named executive officers in cash, other than in 2007 when 50% of the total annual incentive bonus awarded to the named executive officers was paid in the form of restricted stock rather than cash. In addition, a clawback provision in compliance with existing laws and regulations was added to such bonus program.

The target performance goals and the allocation of the total eligible bonus amount to each goal are set annually by the Compensation Committee. For 2011, the performance goals were quantitative in nature and the Compensation Committee determined the 2011 annual incentive bonus based on achievement of those quantitative goals. In determining the amount of the annual incentive bonus, a target performance goal is established with respect to nine performance indicators. These indicators consist of total return, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, efficiency ratio, increase in dividends and net charge-offs. Net charge-offs are measured as a percentage of average loans for the twelve-month period, excluding acquired loans. A specific percentage weight of the total eligible bonus is allocated to each of these performance indicators.

In 2011, 15% of the total eligible bonus was allocated to each of total return, increase in earnings per share, efficiency ratio, return on average equity and net charge-offs, 10% was allocated to increase in dividends and 5% was allocated to each of the remaining performance indicators. If the Company’s performance reaches or exceeds the target goal with respect to a particular indicator, the named executive officer will receive a bonus for such indicator based on the amount by which actual performance exceeded the target goal as set forth below, up to the set percentage of bonus allocated to such performance indicator.

For the 2011 fiscal year, the target goals and calculation factor for each of the nine performance indicators were as follows:

Indicator	Target	Calculation Factor

Total return	8.0%	2% for each 1% above the target

Increase in earnings per share	8.0%	1.5% for each 1% above the target

Increase in deposits	5.0%	1% for each 1% above the target

Increase in assets	5.0%	1% for each 1% above the target

Increase in loans	5.0%	1% for each 1% above the target

Return on average equity	8.0%	2% for each 1% above the target

Efficiency ratio	55.0%	1.5% for each 1% below the target

Increase in dividends	7.0%	2% for each 1% above the target

Net charge-offs	0.5%	1% for each 0.01% below the target

In the event the Company’s performance is less than the target goal with respect to a particular performance indicator, no incentive compensation is payable for that particular indicator. For 2011, the annual incentive bonus earned by each named executive officer was 52.2% of the aggregate incentive bonus possible for such named executive officer.

Long-Term Equity Based Incentive Compensation

In addition to the formulaic annual incentive bonus program, the Company maintains a long-term equity based incentive compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. Under this component of compensation, the Company has granted both restricted stock awards and stock options to officers. Long-term equity based awards are discretionary and not granted on a set schedule. In 2011, no long-term equity incentive awards were granted to the named executive officers.

As of March 8, 2012, there were 509,927 options outstanding under the Company’s stock incentive plans, 132,000 of which are held by named executive officers of the Company. During 2011, no stock options were granted and 17,383 shares of restricted stock were awarded to the named executive officers of the Company pursuant to the annual incentive bonus program described above.

Discretionary Cash Bonus

Prior to April 2011, the annual incentive bonus program contained a discretionary portion. In April 2011, upon the approval of the Board based on the recommendation of the Compensation Committee, the Company eliminated the discretionary portion of the annual bonus program and agreed to determine any discretionary cash bonus award for the Company’s named executive officers annually based upon the Company’s performance and each officer’s contribution. The Compensation Committee may also award cash bonuses to other senior officers of the Company and the Bank.

Based upon the recommendation of the independent directors of the Company, the Compensation Committee recommended, and the Board of Directors (other than Messrs. Zalman, Rollins and Timanus) approved, the award of discretionary cash bonuses to certain senior officers, including the named executive officers, based upon a subjective evaluation of such officer’s performance and contribution during 2011 and the Company’s record earnings performance and continued sound asset quality.

401(k) Plan

The Company does not provide retirement benefits to its named executive officers, other than through its contributory profit sharing plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) covering substantially all employees. Under the 401(k) Plan, the Company may make matching contributions in its discretion. Currently, the Company matches 50% of an employee’s contributions to the 401(k) Plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch-up contributions.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s executive compensation program. The named executive officers are eligible to participate in the Company’s employee benefits plans, which are generally available to all Company employees. The Compensation Committee reviews the perquisites and other personal benefits provided to the named executive officers annually, and offers such benefits after consideration of the business need. The primary perquisites provided by the Company include a car or car allowance, club memberships, cell phone service or allowance and payment of or an allowance for certain life and long-term disability insurance premiums.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options granted pursuant 1998 Stock Incentive Plan and options and restricted stock awards granted pursuant to its 2004 Stock Incentive Plan, in accordance with the requirements of ASC Topic 718, which the Company adopted effective January 1, 2003.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company’s compensation programs. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (“Section 409A”), and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid, earned or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the last three fiscal years ended December 31, 2011:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2011

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David Zalman	2011	$766,350	(5)	$300,000	$280,029	$308,169	$33,061	$1,687,609
Chairman of the Board and Chief Executive Officer	2010	731,733	(5)	—	—	264,123	32,559	1,028,415
	2009	691,233	(5)	250,000	1,943,500	472,232	25,836	3,382,801

David Hollaway	2011	375,667		150,000	114,998	126,556	15,767	782,988
Chief Financial Officer	2010	354,667		—	—	99,046	15,297	469,010
	2009	329,583		100,000	971,750	177,087	6,368	1,584,788

James D. Rollins III	2011	502,683	(6)	200,000	149,981	165,032	17,537	1,035,233
President and Chief Operating Officer	2010	478,400	(6)	—	—	127,345	22,525	628,270
	2009	459,392	(6)	100,000	971,750	227,683	17,698	1,776,523

H. E. Timanus, Jr.	2011	408,117	(7)	150,000	109,792	120,795	20,411	809,115
Vice Chairman of the Board	2010	392,267	(7)	—	—	137,722	17,323	547,312
	2009	376,650	(7)	100,000	485,875	246,235	19,873	1,228,633

Peter Fisher	2011	278,183	(8)	150,000	46,604	51,298	11,444	537,529
General Counsel	2010	265,733	(8)	20,000	—	47,165	10,839	343,737
	2009	255,225	(8)	100,000	388,700	84,327	10,236	838,488

(1)	For 2011, the Company awarded discretionary cash bonuses to the named executive officers for their efforts during 2011 as discussed above in the section titled “Discretionary Cash Bonus.” In December 2010, the Company awarded a one-time cash bonus to Mr. Fisher for his management of litigation and legal matters during 2010. In October 2009, the Company awarded discretionary cash bonuses to certain senior officers of the Company, including the named executive officers, for their efforts during 2009 related to the successful integration of the former Franklin Bank locations.

(2)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s 2004 Stock Incentive Plan in the fiscal years ended December 31, 2011 and 2009, which were computed in accordance with ASC Topic 718. The 2011 amounts were awarded on December 30, 2011 as payment of 50% of the total annual incentive bonuses awarded to the named executive officers. No restricted stock was awarded to named executive officers for services provided in 2010. The 2009 amounts were awarded pursuant to long-term equity incentive awards.

(3)	For 2011, the amounts in this column represent 50% of the total annual incentive bonus awarded to the named executive officer. The remainder of the annual incentive bonus was paid to such officer in the form of restricted stock rather than cash, as shown in the “Stock Awards” column. Other than for 2011, the amounts reported in this column reflect the annual incentive bonus earned in the applicable year by the named executive officers under the Company’s annual incentive bonus program. Seventy-five percent of the cash portion of the 2011 amounts was paid in December 2011 and the remaining 25% was paid on or before March 15, 2012. Ninety percent of the 2010 amounts was paid in 2010 and the remaining 10% was paid on or before March 15, 2011. The 2009 amounts were paid in March 2010.

(4)	The amounts in this column represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the named executive officers as follows:

(a)	For Mr. Zalman, the 2011 amount includes club membership dues of $1,351, Company matching contributions under the 401(k) Plan of $8,250, personal use of an automobile of $11,552, premiums paid on a life insurance policy of $10,630 and an allowance of $1,278 for premiums paid on a long-term disability insurance policy.

(b)	For Mr. Hollaway, the 2011 amount includes an allowance of $3,600 for club memberships, Company matching contributions under the 401(k) Plan of $8,250, personal use of an automobile of $3,274 and an allowance of $643 for premiums paid on a long-term disability insurance policy.

(c)	For Mr. Rollins, the 2011 amount includes club membership dues of $5,703, Company matching contributions under the 401(k) Plan of $8,250, personal use of an automobile of $2,769 and an allowance of $815 for premiums paid on a long-term disability insurance policy.

(d)	For Mr. Timanus, the 2011 amount includes club membership dues of $9,344, Company matching contributions under the 401(k) Plan of $8,250, personal use of an automobile of $2,038, premiums paid on a long-term disability insurance policy of $646 and premiums paid on an accidental death and dismemberment insurance policy of $133.

(e)	For Mr. Fisher, the 2011 amount includes Company matching contributions under the 401(k) Plan of $8,250, personal use of an automobile of $2,741 and premiums paid on a long-term disability insurance policy of $453.

(5)	Includes $14,850, $12,400 and $10,400 in fees paid for service as a director of the Bank and $13,500, $10,000 and $10,000 in fees paid for service as a director of the Company in 2011, 2010 and 2009, respectively.

(6)	Includes $14,850, $12,400 and $9,600 in fees paid for service as a director of the Bank and $13,500, $10,000 and $10,000 in fees paid for service as a director of the Company in 2011, 2010 and 2009, respectively.

(7)	Includes $14,850, $12,400 and $10,400 in fees paid for service as a director of the Bank and $13,500, $10,000 and $10,000 in fees paid for service as a director of the Company in 2011, 2010 and 2009, respectively.

(8)	Includes $14,850, $12,400 and $9,600 in fees paid for service as a director of the Bank in 2011, 2010 and 2009, respectively.

Grant of Plan-Based Awards

The following table contains information concerning each award made to each named executive officer under any non-equity plan during the fiscal year ended December 31, 2011:

Grant of Plan-Based Awards for the Fiscal Year Ended December 31, 2011

	Estimated possible payouts under non-equity incentive plan awards
Name	Target(1)	Maximum(2)
David Zalman	$588,198	$1,125,000
David Hollaway	241,553	462,000
James D. Rollins III	315,013	602,500
H.E. Timanus, Jr.	230,587	441,025
Peter Fisher	97,902	187,250

(1)	The amount listed in the Target column represents the amount of the annual incentive bonus earned by each of the named executive officers in 2011. This amount is the sum of the amounts shown in the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table included above. Seventy-five percent of the cash portion of the 2011 amounts was paid in December 2011 and the remaining 25% was paid on or before March 15, 2012. There were no thresholds included under the Company’s annual incentive bonus program.
(2)	Represents the possible incentive bonus the named executive officers were eligible to receive pursuant to the Company’s annual incentive bonus program based upon certain performance targets of the Company. The plan is discussed in greater detail in the above section titled “Annual Incentive Bonus Program.” The dollar amount of the award has been determined and is listed in the Target column.

Outstanding Equity and Stock Awards

The following table contains information concerning the unexercised options and other equity incentive plan awards for each named executive officer as of December 31, 2011:

Outstanding Equity and Stock Awards as of December 31, 2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
David Zalman	56,000	14,000	$27.02	10/19/2014	50,000 6,940	(2) (3)	$2,017,500 280,029
David Hollaway	10,000	10,000	27.02	10/19/2014	25,000 2,850	(2) (3)	1,008,750 114,998
James D. Rollins III	40,000	10,000	27.02	10/19/2014	25,000 3,717	(2) (3)	1,008,750 149,981
H.E. Timanus, Jr.	10,000	10,000	27.02	10/19/2014	12,500 2,721	(2) (3)	504,375 109,792
Peter Fisher	4,000	4,000	27.02	10/19/2014	10,000 1,155	(2) (3)	403,500 46,604

(1)	Based on the closing price of $40.35 per share of the Company’s Common Stock on the New York Stock Exchange on December 30, 2011.
(2)	These shares of restricted stock vest on January 1, 2015.
(3)	One-third of these shares of restricted stock vested on February 15, 2012. One-third of these shares of restricted stock will vest on February 15, 2013 and the remaining one-third will vest on February 15, 2014.

Option Exercises

The following table contains information concerning each exercise of stock options during the fiscal year ended December 31, 2011 for each named executive officer:

Option Exercises for the Fiscal Year Ended December 31, 2011

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)

David Zalman	$—	$—

David Hollaway	30,000	430,200

James D. Rollins III	—	—

H.E. Timanus, Jr.	—	—

Peter Fisher	42,000	831,660

(1)	Represents the difference between the exercise price and the value per share of the Company’s Common Stock based on the closing price on the NASDAQ Global Select Market (through December 27, 2011) or the New York Stock Exchange (beginning December 28, 2011) on the date of exercise.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among the named executive officers, may result in the departure or distraction of the named executive officers to the Company’s detriment and that of its shareholders. Accordingly, the Company’s Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company’s named executive officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into employment agreements with each of David Zalman, H.E. Timanus, Jr., James D. Rollins III and David Hollaway.

Upon the recommendation of the Compensation Committee, on December 31, 2008, the Company entered into amended and restated employment agreements with each of Messrs. Zalman, Timanus, Rollins and Hollaway. The agreements were amended in part to (1) provide for a lump sum payment of three (3) times such executive officer’s base salary upon a change in control (as defined in the employment agreement) whether or not there has been a termination of employment, (2) modify the definition of change in control in accordance with Section 409A and (3) implement certain other changes required to ensure continuing compliance with Section 409A.

In addition, on February 22, 2012, the Company, upon recommendation of the Compensation Committee, entered into an amendment to the amended and restated employment agreement with Mr. Timanus. The amendment removed the age restriction related to extensions of the term of his employment agreement, specifically with respect to the extension of the agreement beyond the year in which Mr. Timanus turns sixty-seven (67) years of age.

Payment upon Change in Control

The table below reflects the amount of compensation payable to each of the Company’s named executive officers in the event of a change in control. Upon a change in control, all outstanding stock options and restricted stock granted to each of the named executive officers pursuant to the Company’s stock incentive plans will become vested and immediately exercisable. The amounts shown below assume that the change in control occurred on December 31, 2011, and assumes a price per share of the Common Stock equal to $40.35 based on a closing price of the Common Stock on the New York Stock Exchange on December 30, 2011. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon a change in control as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such change in control.

Name	Salary(1)	Acceleration and Continuation of Equity Awards(2)	Total Termination Benefits

David Zalman(3)	$2,250,000	$2,484,149	$4,734,149

David Hollaway(3)	1,155,000	1,257,048	2,412,048

James D. Rollins III(3)	1,446,000	1,292,031	2,738,031

H.E. Timanus, Jr.(3)	1,150,500	747,467	1,897,967

Peter Fisher	—	503,424	503,424

(1)	In connection with payments to be made pursuant to the employment agreements, this column reflects an amount equal to three times such executive’s annual base salary as of December 31, 2011.
(2)	Reflects the value of any unvested shares of restricted stock that would vest and become exercisable based on the closing price of $40.35 per share of the Company’s Common Stock on the New York Stock Exchange on December 30, 2011 and the value of any unexercised options and options that would be accelerated upon a change in control equal to the spread between the exercise price and the closing price of $40.35 per share of Common Stock on December 30, 2011.
(3)	The payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the named executive officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements.

Change in Control Provisions in Employment Agreements

Each employment agreement is for a term of three years and is automatically extended for an additional year each year thereafter (except for Mr. Rollins’ and Mr. Hollaway’s employment agreements, which provide for an automatic extension for a period of three years), unless terminated in accordance with its terms; provided that the employment agreement shall not extend beyond the year in which Messrs. Zalman, Hollaway or Rollins, as the case may be, turns 67 years of age. Each employment agreement provides that upon a change in control (as defined in the employment agreements), regardless of whether there has been a termination of employment, Messrs. Zalman, Hollaway, Rollins or Timanus, as the case may be, will be entitled to receive from the Company a lump sum cash payment equal to three (3) times such executive’s base salary then in effect. The change in control payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements. The employment agreements do not contain post-employment non-compete restrictions. Each of Messrs. Zalman, Hollaway, Rollins and Timanus has the power to terminate his employment with the Company on 30 days prior written notice.

Change in Control Provisions in Equity Plans and Agreements

The named executive officers hold stock options under the Company’s 1998 Stock Incentive Plan and the Company’s 2004 Stock Incentive Plan (collectively, the “Incentive Plans”). There have been no performance awards, phantom stock or stock appreciation rights granted under the Incentive Plans. Further, restricted stock awards have only been granted pursuant to the 2004 Stock Incentive Plan.

Under the Incentive Plans, in the event of a change in control (as defined in each respective Incentive Plan), all options and restricted stock awards will immediately become vested and exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding restricted stock award and option upon the occurrence of a change in control. Under the Incentive Plans, if a change in control occurs, the Compensation Committee may determine that a restricted stock award, SAR, performance award or phantom stock award will terminate within a specified number of days, and the holders of such awards will receive an amount of cash per share subject to such award equal to the excess, if any, of the per share price offered to shareholders in such change in control or the fair market value per share of the shares into which the awards are exercisable, as determined by the Compensation Committee (the “change in control value”) over the exercise price.

With respect to options granted pursuant to the Incentive Plans, in the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Termination Provisions in Employment Agreements

Without Cause or for Good Reason. In the event Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company without cause (as defined in the employment agreements) or terminates his employment for good reason (as defined in the employment agreements), such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any compensation previously deferred and not yet paid by the Company, (4) any accrued but unpaid vacation pay, (5) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (6) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

Without Cause. In the event Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by the Company without cause, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

With Cause or without Good Reason. If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company for cause or if Mr. Zalman or Mr. Timanus, as the case may be, terminates his employment without good reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate amount of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any compensation previously deferred by such executive officer and not yet paid by the Company, (3) any accrued but unpaid vacation pay and (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

With Cause. If Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by the Company for cause or if Mr. Rollins or Mr. Hollaway, as the case may be, terminates his employment for any reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

Upon Death or Disability. In the event Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of death or disability, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

In the event Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of death or disability, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

Termination Provisions in Incentive Plans and Agreements

For all options granted under the Incentive Plans, the individual award agreements between the Company and the optionee provide that if an optionee ceases to be a director, officer or employee of the Company for any reason other than termination for cause or as a result of death or disability, he may, at any time within three months after his date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option only to the extent it was vested and he was entitled to exercise the option on the date of termination. Any options which are not so exercised will terminate and be forfeited. If an optionee dies or ceases to be a director, officer or employee of the Company due to his disability, all unvested options of such optionee will immediately become vested and exercisable and he, or the person or persons to whom the option is transferred by will or by the laws of descent and distribution, may, at any time within 12 months after the death or date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option with respect to all shares subject thereto. Any options which are not so exercised will terminate and be forfeited. If an optionee is terminated “for cause” (as defined in the respective plan), any outstanding options will expire upon termination of employment. Any options which are not exercised by an optionee upon termination of service as director or employee that are not exercised within the periods described above (three months for termination other than for cause or as a result of death or disability and one year due to death or disability) will terminate and be forfeited.

Compensation Committee Interlocks and Insider Participation

During 2011, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee, which included Leah Henderson, Ned S. Holmes and Harrison Stafford II, (a) was an officer or employee of the Company or any of its subsidiaries in 2011, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Transactions,” except as is disclosed under such section for Ned S. Holmes.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Leah Henderson (Chairman)
Ned S. Holmes
Harrison Stafford II

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the New York Stock Exchange and in Section 10A of the Exchange Act and that each of Ned S. Holmes, Harrison Stafford II and Robert Steelhammer has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte & Touche LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, Deloitte & Touche LLP’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (i) the Company’s consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP did not provide any prohibited non-audit services to the Company and its affiliate, which is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche LLP and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II (Chairman)
Ned S. Holmes
Robert Steelhammer

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2011 and 2010 by Deloitte & Touche LLP:

	2011	2010

Audit fees(1)	$528,230	$528,230

Audit related fees	—	—

Tax fees	—	—

All other fees	—	—

(1)	Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported to the General Counsel and may be consummated or may continue only (1) if the Nominating and Corporate Governance Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party or (2) if the transaction has been approved by the disinterested members of the Board. The Nominating and Corporate Governance Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2011, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company satisfy the foregoing standards. As of December 31, 2011, all of such loans aggregated $9.8 million which was approximately 1.41% of the Company’s Tier 1 capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and certain significant shareholders of the Company and their associates in the future.

During 2011, the Bank leased 3,552 square feet for its Waugh Drive Banking Center in Houston, Texas from 55 Waugh L.P. Ned S. Holmes, a director of the Company, holds an ownership interest in 55 Waugh L.P. In addition, Mr. Holmes is the Chairman of Ned S. Holmes Investments, Inc., which managed the building in which the Waugh Drive Banking Center is located. The initial term of the lease was for a term of ten years and was to expire in February 2011. In August 2010, the Bank exercised its option to renew the lease beginning in February 2011 for a period of five years upon the same general terms as the original lease, but for an initial base rent of $7,252 per month, an increase of $814 per month over the rent in effect at the expiration of the initial term, plus the Bank’s pro rata share of maintenance and operating expenses. The aggregate payments for 2011 were approximately $89,638 and include the Bank’s pro rata share of maintenance and operating expenses. Future payments during the renewal term are subject to an annual increase in the base rent of an additional $148 per month.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 8, 2012, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)

Principal Shareholders

BlackRock, Inc.	3,340,528	(2)	7.12%

The Vanguard Group, Inc.	2,467,850	(3)	5.26

State Street Corporation	2,617,675	(4)	5.6

Directors and Named Executive Officers

James A. Bouligny	320,412	(5)	*

William H. Fagan, M.D.	912,422	(6)	1.93

Peter Fisher	31,978	(7)	*

Leah Henderson	17,007	(8)	*

David Hollaway	134,712	(9)	*

Ned S. Holmes	420,408	(10)	*

Perry Mueller, Jr., D.D.S.	312,236	(11)	*

James D. Rollins III	180,779	(12)	*

Harrison Stafford II	295,506	(13)	*

Robert Steelhammer	257,220	(14)	*

H. E. Timanus, Jr.	324,117	(15)	*

David Zalman	673,106	(16)	1.42

Ervan E. Zouzalik	88,137		*

Directors and Named Executive Officers as a Group (13 persons)	3,968,040	(17)	8.38%

*	Indicates ownership which does not exceed 1.0%.
(1)	The percentage beneficially owned was calculated based on 47,237,448 shares of Common Stock outstanding as of March 8, 2012. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.
(2)

The address for the shareholder is 40 East 52nd Street, New York, NY 10022. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 10, 2012 by BlackRock, Inc. Includes shares held by each of BlackRock Asset Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment

Management, LLC, BlackRock Asset Management Ireland Limited and BlackRock International Limited. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock. No one person’s interest in the Common Stock is more than 5% of the Company’s total outstanding common shares.
(3)	The address for the shareholder is 100 Vanguard Blvd., Malvern, PA 19355. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 10, 2012 by The Vanguard Group, Inc. Includes shares beneficially owned by Vanguard Fiduciary Trust Company.
(4)	The address for the shareholder is State Street Financial Center, One Lincoln Street, Boston, MA 02111. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 9, 2012 by State Street Corporation. Includes shares held by each of State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors LTD, State Street Global Advisors, Australia Limited and State Street Global Advisors, Asia Limited.
(5)	Of the shares beneficially owned by Mr. Bouligny, 28,600 shares are pledged as collateral.
(6)	Includes 81,957 shares held of record by Dr. Fagan’s spouse and 7,951 shares held by a limited partnership with which Dr. Fagan is associated.
(7)	Includes 9,214 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Fisher, 2,972 shares held of record by an IRA account and 4,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.
(8)	Includes 10,038 shares held of record in the Leah Boomer Huffmeister Henderson Trust, over which Ms. Henderson has voting power, and 5,369 shares held by the Kellie Huffmeister Trust, of which Ms. Henderson is the trustee.
(9)	Includes 2,088 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Hollaway’s spouse, 3,473 shares of stock held of record by Mr. Hollaway’s spouse, 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options and 5,000 shares which may be acquired within 60 days pursuant to the exercise of stock options by Mr. Hollaway’s spouse.
(10)	Includes 103,053 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner, 102,577 shares held of record by the Ned S. Holmes Profit Sharing Plan, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee, 48,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee and 8,820 shares held of record by the Downie 1998 Children’s Trust, of which Mr. Holmes is trustee.
(11)	Includes 233,646 shares held of record by an IRA account, 61,563 shares held of record in a special trust, of which Dr. Mueller is the trustee, and 3,212 shares held of record by Dr. Mueller’s wife. Dr. Mueller expressly disclaims beneficial ownership of the 3,212 shares held of record by his spouse.
(12)	Includes 31,066 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Rollins, 30,000 shares held of record by an IRA account, 4,000 shares held of record by his spouse’s IRA account, 45,928 shares held of record by a limited partnership, of which Mr. Rollins is the manager, and 40,000 shares which may be acquired within 60 days pursuant to the exercise of stock options. Of the shares beneficially owned by Mr. Rollins, 45,928 shares are pledged as collateral.
(13)	Includes 180,400 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner, and 3,200 shares held of record by Mr. Stafford’s wife. Of the shares beneficially owned by Mr. Stafford, 56,800 shares are pledged as collateral.
(14)	Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer. Of the shares beneficially owned by Mr. Steelhammer, 85,000 shares are pledged as collateral.
(15)	Includes 249,760 shares held of record by Dooley Investments, Ltd., of which Mr. Timanus and his wife are the general partners, and 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.
(16)	Includes 15,364 shares held of record by Mr. Zalman as custodian for his minor children and 56,000 shares which may be acquired within 60 days pursuant to the exercise of stock options. Of the shares beneficially owned by Mr. Zalman, 30,050 shares are pledged as collateral.
(17)	Includes 125,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2011, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

ITEM 2.

PROPOSAL TO APPROVE THE PROSPERITY BANCSHARES, INC.

2012 STOCK INCENTIVE PLAN

On February 22, 2012, the Board approved the Prosperity Bancshares, Inc. 2012 Stock Incentive Plan, subject to shareholder approval at the Meeting.

The following summary of the material features of the 2012 Plan is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the Plan

The Company believes that it has been able to attract highly qualified personnel in part through the use of stock incentives, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock incentives. As of December 31, 2011, options to purchase 179,500 shares of Common Stock were outstanding and only 544,791 shares of Common Stock remained available for grant under the Prosperity Bancshares 2004 Stock Incentive Plan. Accordingly, the Board approved the 2012 Plan as a continuing source of employee incentives. The Board believes that a share reserve of 1,250,000 shares will enable the Company to continue to provide the necessary incentives to its employees and directors.

Administration

The Company’s Compensation Committee, comprised solely of independent directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, will administer the 2012 Plan. Subject to the provisions of the 2012 Plan, the Compensation Committee has the authority to: (1) interpret the 2012 Plan, and apply its provisions and reconcile any inconsistency, correct any defect and supply any omission in the plan or an award agreement; (2) prescribe, amend or rescind rules and regulations relating to the 2012 Plan; (3) select the persons to whom awards are to be granted; (4) determine the number of shares of Common Stock or equivalent units to be made subject to each award; (5) determine whether and to what extent awards are to be granted; (6) determine or modify the terms and conditions, not inconsistent with the terms of the 2012 Plan or applicable law, of awards; (7) amend any outstanding award subject to applicable restrictions; (8) authorize any person to execute, on the Company’s behalf, any instrument required to effect the grant of an award; (9) approve forms of agreement for use under the 2012 Plan; (10) reduce the exercise price of an award to the then current fair market value if the fair market value of the Common Stock covered by the award has declined since the date the award was granted, provided the Company’s shareholders have approved such action; (11) determine the fair market value of the Common Stock; and (12) make all other determinations deemed necessary or advisable for the administration of the 2012 Plan. All decisions, interpretations and other actions of the Compensation Committee shall be conclusive. All expenses and liabilities incurred by the Compensation Committee in administration of the 2012 Plan will be borne by the Company.

Eligibility

The Compensation Committee, in its sole discretion, will determine who receives awards under the 2012 Plan. Awards other than incentive stock options, as defined in the Section 422(b) of the Internal Revenue Code may be granted to all employees and directors of the Company or its affiliates, including affiliates that become an affiliate after adoption of the 2012 Plan. Incentive stock options may be granted to employees of the Company or its affiliates, including affiliates that become an affiliate after adoption of the 2012 Plan. Awards under the 2012 Plan may be granted to employees of the Company and its affiliates or directors of the Company whose contributions to the welfare of the Company are of importance. As of December 31, 2011, the Company and its affiliates had 1,664 employees and 23 directors, each of whom is eligible to receive awards under the 2012 Plan by being an employee or director of the Company or one of its affiliates.

Types of Awards

The 2012 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, restricted stock units, stock appreciation rights, performance awards and phantom stock awards. A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of Common Stock at an established exercise price. The Compensation Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code, or options that do not constitute incentive stock options (“nonqualified stock options”).

The exercise price of each ISO and nonqualified stock option granted under the 2012 Plan will be determined by the Compensation Committee, except that the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted, subject to adjustment pursuant to the 2012 Plan. Nevertheless, an option may be granted with a lower exercise price if the option is granted pursuant to an assumption or substitution for another option in a manner satisfying Sections 424(a) and 409A of the Internal Revenue Code, as applicable. Each option is exercisable for a period not to exceed ten years. For each option, the Compensation Committee will establish (1) the term of the option, (2) the time or period of time in which the option will vest, (3) the form of payment upon exercise of the option and (4) the treatment of the option upon the awardee’s termination of employment. No option may include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the option.

Except as otherwise provided in the Internal Revenue Code or applicable regulations, to the extent that the aggregate fair market value (determined in the manner prescribed by the 2012 Plan on the date of grant) of the Common Stock with respect to which ISOs become exercisable for the first time by any holder during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the ISOs shall be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Common Stock must (1) have an exercise price of at least 110% of the fair market value of the Common Stock subject to the option on the date of grant and (2) must not be exercisable after five years from the date of the grant.

Restricted Awards. A restricted award is an award of stock (“restricted stock”) or hypothetical shares of stock (“restricted stock units”) having a value equal to the fair market value of an identical number of shares of stock, which may provide that the restricted award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Compensation Committee shall determine. The Compensation Committee has complete discretion to determine the number, conditions (including performance based components) and vesting or issuance of the restricted awards.

A grant of shares of restricted stock is subject to the terms and restrictions of its restricted stock agreement, and possibly to an escrow agreement if the Compensation Committee determines that such restricted stock should be held by the Company or in escrow pending the release of the applicable restrictions. The

Compensation Committee may require the awardee to execute and deliver to the Company an escrow agreement and the appropriate blank stock power. If an awardee fails to execute the restricted stock agreement, and if applicable, an escrow agreement and stock power, the restricted award will be null and void. Subject to certain restrictions, awardees will generally have the rights, including voting rights, as holders of the Company Common Stock. The Compensation Committee has discretion to pay cash and stock dividends with respect to the restricted stock currently or to withhold the payment for the awardee’s account, with interest paid on terms subject to the discretion of the Compensation Committee. Any withheld amounts will be in cash or, at the discretion of the Compensation Committee, in shares of Common Stock having a fair market value equal to the amount of dividends upon the release of the restrictions; however, if such shares are forfeited, the awardee will have no rights to dividends.

Restricted stock awarded to an awardee will be subject to the following restrictions until their expiration, satisfaction of applicable performance goals during such period, and the restricted stock agreement’s other terms and conditions: (1) if an escrow arrangement is used, the awardee will not be entitled to delivery of the stock certificate; (2) the shares will be subject to the restrictions on transferability set forth in the restricted stock agreement; (3) the shares will be subject to forfeiture to the extent provided in the restricted stock agreement; and (4) to the extent such shares are forfeited, the stock certificates must be returned to the Company, and all rights of the awardee to the shares will terminate without further obligation on the part of the Company.

A grant of an award of a restricted stock unit is subject to the terms and restrictions of its restricted stock unit agreement. No shares of stock are issued at the time of the grant, and the Company is not required to set aside a fund for the payment of the award. At the discretion of the Company and subject to the restricted stock unit agreement, each unit may be credited with cash distributions and stock dividends with respect to one share of stock (“dividend equivalents”), which may be paid currently or withheld for the awardee’s account, with interest paid on terms subject to the discretion of the Compensation Committee. These dividend equivalents may be distributed in cash or, at the discretion of Compensation Committee, in stock with a fair market value equal to the amount of the dividend equivalent plus any earnings upon settlement. However, if the restricted stock unit is forfeited, the awardee will have no rights to dividends equivalents.

Restricted stock units will be subject to (1) the restricted stock agreement’s terms and conditions and (2) forfeiture until the expiration of the restrictions applicable to the award and satisfaction of any applicable performance goals during such period, to the extent provided in the restricted stock unit agreement. Rights of the awardee will terminate to the extent restricted stock units are forfeited, without further obligation on the part of the Company.

Generally, upon the expiration of the restrictions with respect to any outstanding restricted stock units, the Company will deliver to the awardee one share of stock for each such outstanding restricted stock unit (“vested unit”), cash equal to any dividend equivalents credited to the vested unit plus interest or, at the discretion of the Compensation Committee, shares of stock having a fair market value equal to the dividend equivalents’ interest, if any. However, if the restricted stock unit agreement explicitly allows it, the Compensation Committee may, in its sole discretion, elect to pay cash or a combination of cash and shares of stock instead of delivering only shares for vested units. If a cash payment is made instead of delivering shares of stock, the amount of the payment will be equal to the aggregate fair market value of the shares as of the date on which the restrictions lapsed with respect to such vested unit.

At the time of the award of the restricted award, the Compensation Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the lapse of the restrictions on the restricted stock or restricted stock unit. The Compensation Committee may determine, among other terms, the amount and form of any payment for the shares of Common Stock received pursuant to the restricted award, however, if no such determination is made, an awardee must pay only to the extent required by law.

Stock Appreciation Rights. A stock appreciation right (“SAR”) gives the awardee a right to receive, upon exercise, the excess of (1) the fair market value of one share of Common Stock on the date of exercise over (2) the exercise price of the SAR as determined by the Compensation Committee as of the date of grant of the SAR, which must not be less than the fair market value of one share of Common Stock on the date of grant. SARs may be granted independently or in tandem with the grant of an option. The exercise of SARs granted in tandem with the grant of an option will result in the surrender of the right to purchase the shares under such option, and the exercise of an option will result in the surrender of the SAR with respect to the shares covered by the SAR, as to which the option was exercised. The Compensation Committee will determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, whether or not a SAR will be in tandem with any other award, rules pertaining to termination of employment and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, Common Stock or a combination thereof, unless the SARs are subject to Section 16 of the Exchange Act, whereby the Compensation Committee will either determine the form of payment or approve an election by an awardee to receive cash in full or partial settlement. Each SAR agreement will specify the treatment of the exercisability of the SAR upon the awardee’s termination of employment or cessation of services as a director.

Performance Awards. The Compensation Committee may designate, at the time of grant, any award granted under the 2012 Plan as a performance award, other than options and SARs that are granted with an exercise price equal to or greater than the per share fair market value of the Common Stock at the time of grant. The Compensation Committee may also designate cash bonuses to employees or directors as qualified performance based compensation under Section 162(m) of the Internal Revenue Code, provided that the total of any such bonus is less than or equal to $2,500,000 per individual in any calendar year.

A performance award may be awarded to an awardee contingent upon future performance of the awardee, the Company or any subsidiary, division or department thereof by or in which he performs services. The Compensation Committee will establish, with respect to each performance award, a performance period over which the performance of the awardee, the Company or any subsidiary, division or department thereof will be measured. Prior to the commencement of each performance period (or such later time as may be permitted for qualified performance based compensation under Section 162(m) of the Internal Revenue Code and the regulations thereunder), the Compensation Committee will establish written performance goals and a bonus opportunity for each performance award granted for such performance period. The performance goals will be based on one or more of the following criteria: net income (before or after taxes), earnings per share (“EPS”) including but not limited to EPS growth (basic or diluted), operating earnings per share including but not limited to EPS growth (basic or diluted), net income growth (before or after taxes), asset growth, loan growth, deposit growth, credit quality ratios, return on average assets, return on average equity, return on average tangible equity, dividend payout, share price (including but not limited to growth measures and total shareholder return), expense targets, operating efficiency or efficiency ratios, customer satisfaction and market share. Any one or more of the performance criteria listed above may be used on an absolute or relative basis to measure the performance of the Company and/or an affiliate as a whole or any business unit of the Company and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparable companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate. In the event that tax or securities laws change to allow the Compensation Committee discretion to alter governing performance criteria without obtaining shareholder approval of the change, the Compensation Committee will have sole discretion to make such changes without shareholder approval.

The Compensation Committee shall determine which of the eligible employees will be granted a performance award under the 2012 Plan for any performance period. Designation of an awardee as eligible to receive performance awards does not entitle them to receive payment in respect of such awards. The terms of the 2012 Plan determine entitlement to payment of performance awards. With respect to a particular performance period, the Compensation Committee has full discretion to select the length of the period, the types of awards to be issued, criteria from the list set forth above, the performance goals for each awardee, and the formula to be applied against the performance goals to determine the extent to which a performance award has been earned for the performance period. The Compensation Committee may specify a minimum acceptable level of achievement of each performance goal, as well as one or more additional levels of achievement, and a formula to determine the percentage of the award deemed to have been earned by the awardee upon attainment of each such level of achievement, which percentage may exceed 100%. At the end of the performance period, the Compensation Committee determines and certifies in writing the extent to which the performance objectives have been attained and the extent to which the award has been earned under the formula previously established by the Compensation Committee. The Compensation Committee may reduce or eliminate the amount of a performance award earned through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. If a performance award is based in whole or part on a percentage of the awardee’s salary, the maximum amount of the performance award must be established at the time the performance goals are established. A performance agreement may provide for payment of the award upon death, disability or change of ownership or control prior to attainment of the performance goals, provided that the award will not constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent it is paid before the performance goals are achieved. If payments to performance awards are accelerated to earlier dates, the amounts paid will be discounted to reflect the time value of money. The Compensation Committee will exercise its discretion with respect to each matter concerning performance awards in the 2012 Plan and record such determinations in writing according to the time period contained in the 2012 Plan.

The method of payment may be either cash, Common Stock or a combination thereof, in accordance with the performance agreement. Except as otherwise provided by the performance award agreement or the Compensation Committee, a performance award shall terminate upon termination of an awardee’s employment or service on the Board or otherwise during the performance period.

Phantom Stock Awards. A phantom stock award is the right to receive shares of Common Stock (or cash in an amount equal to the fair market value thereof) or an amount equal to any appreciation in the fair market value of the Common Stock (or a portion thereof) over a specified period of time. A phantom stock award shall vest over a period of time or upon the occurrence of an event as determined by the Compensation Committee. The Compensation Committee shall determine the maximum value, the vesting period, the amount and method of payment of each phantom stock award and the payment of cash dividend equivalents, if any. Payments must be made no later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends. The amount of payment may not exceed the maximum value of the phantom stock award and such payment may be made either in cash, Common Stock or a combination thereof and in a lump sum payment or installments. Except as otherwise provided by the Compensation Committee or by the phantom stock award agreement, a phantom stock award shall terminate upon termination of an awardee’s employment with the Company or one of its affiliates during the vesting period.

Maximum Annual Grants. No more than 250,000 shares of Common Stock may be subject to options granted under the 2012 Plan to any one individual during any calendar year, no more than 250,000 shares of Common Stock may be subject to SARs granted under the 2012 Plan to any one individual during any calendar year, no more than 250,000 shares of Common Stock may be granted under the 2012 Plan as a restricted stock award to any one individual during any calendar year, and no more than 250,000 shares of Common Stock may be granted under the 2012 Plan as a restricted stock unit award to any one individual during any calendar year.

Amendment and Termination

The Board may amend or terminate the 2012 Plan at any time, provided that it may not make any amendment which would impair the rights of the awardee without such awardee’s consent (unless such alteration is allowed under the terms of an agreement governing an award, or required to cause the benefits to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code), unless the 2012 Plan provides otherwise. The Board of Directors may not make amendments to the 2012 Plan which would decrease authority granted the Compensation Committee in contravention of Rule 16b-3 of the

Securities Exchange Act of 1934, as amended (“Rule 16b-3”). The Board of Directors may not amend the 2012 Plan without the approval of shareholders if such approval is required to comply with Rule 16b-3, any rule promulgated by the exchange on which the Common Stock is tradable, or any provisions of the Internal Revenue Code or common laws. Nevertheless, the Board may amend the 2012 Plan in any respect that the Board deems necessary or advisable to provide the awardees with the maximum benefits under the Internal Revenue Code and its regulations relating to the nonqualified deferred compensation provisions of Section 409A or to bring the 2012 Plan and the awards granted under the 2012 Plan into compliance with Section 409A.

Recapitalization or Change in Control

The 2012 Plan provides that in the event of certain corporate events or changes in the Company’s Common Stock, awards, the exercise price of options and SARs, the maximum number of shares subject to all awards under the 2012 Plan and the maximum number of shares with respect to which any one person may be granted awards during any period will be adjusted to reflect such event.

In the event of a change in control (as defined in the 2012 Plan), all outstanding awards will immediately become vested and exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may take any other action with respect to outstanding awards that it deems appropriate, which may vary among awards granted to individual awardees, provided that such actions do not reduce the value of the award. With respect to options, in the event of a change in control, the Compensation Committee may take actions including, but not limited to: (1) providing that options may be exercised for a limited period of time on or before a specified date, after which date all unexercised options shall terminate, (2) canceling the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjusting the outstanding options as the Compensation Committee deems necessary, or (4) converting all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Tax Effects of Participation in the 2012 Plan

Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2012 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Internal Revenue Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Restricted Stock Units. No federal income tax is imposed upon the grant of a restricted stock unit. Instead, upon the delivery of shares or cash pursuant to a restricted stock unit award, the awardee will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the awardee actually receives with respect to the award. At the time the awardee recognizes ordinary income with respect to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of Common Stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when the awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income an awardee must recognize.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation to certain employees in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m) of the Internal Revenue Code) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. The 2012 Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code; however, awards granted under the 2012 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code only if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Internal Revenue Code. The Company cannot be certain that compensation attributable to awards granted under the 2012 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and thus be deductible to it. The Board believes that in light of Section 162(m) of the Internal Revenue Code, it is desirable to submit the 2012 Plan for shareholder approval.

Specific Benefits under the 2012 Plan

Because options under the 2012 Plan will be granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future options that may be granted to directors and executive officers, if the 2012 Plan is approved. The Company has not approved any awards under the 2012 Plan that are conditioned upon shareholder approval of the 2012 Plan and is not currently considering any specific award grants under the 2012 Plan.

Other Provisions of the 2012 Plan

The 2012 Plan also contains additional provisions regarding, but not limited to, compliance with Section 409A of the Internal Revenue Code, indemnification of members of the Compensation Committee or Board of Directors for action or inaction related to the 2012 Plan and the Company’s rights to recover clawbacks of amounts paid to individuals under the 2012 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently has stock options outstanding under three stock option plans, all of which were approved by the Company’s shareholders. As of December 31, 2011, the Company also had outstanding options granted under a stock option plan that it assumed in connection with an acquisition transaction.

The following table provides information as of December 31, 2011 regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	525,012	(2)	$28.18	544,791

Equity compensation plans not approved by security holders	—		—	—

Total	525,012		$28.18	544,791

(1)	The information in this table is as of December 31, 2011 and does not include information regarding the Prosperity Bancshares, Inc. 2012 Stock Incentive Plan to be voted on at the Meeting.
(2)	Includes 11,698 shares which may be issued upon exercise of options outstanding assumed by the Company in connection with the acquisition of SNB Bancshares, Inc. at a weighted average exercise price of $16.39.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of the Company Common Stock present, in person or by proxy, and entitled to vote on this item at the Meeting is required to approve the 2012 Plan.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PROSPERITY BANCSHARES, INC. 2012 STOCK INCENTIVE PLAN.

ITEM 3.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm continuously for over ten years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2012 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 4.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters—Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 25—31, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding its executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2013 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2013 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than November 16, 2012. Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, to any shareholder upon written request to James D. Rollins III, President, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2011, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

David Zalman
Chairman of the Board

Appendix A

PROSPERITY BANCSHARES, INC.

2012 STOCK INCENTIVE PLAN

I. PURPOSE

The purpose of the PROSPERITY BANCSHARES, INC. 2012 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which PROSPERITY BANCSHARES, INC., a Texas corporation (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those Employees and Directors, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such Employees and Directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any provision hereof:

(a) “Affiliates” means any “parent corporation” of the Company and any “subsidiary corporation” of the Company within the meaning of Code Sections 424(e) and (f), respectively.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote or control the voting) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change of Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change of Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(e) “Change of Control Value” shall mean with respect to a Change of Control (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g) “Committee” means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) constituted solely of two or more “outside directors,” within the meaning of Code Section 162(m) and applicable interpretive authority thereunder.

(h) “Company” means Prosperity Bancshares, Inc.

(i) “Covered Employee” means an individual described in Code Section 162(m)(3).

(j) “Director” means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(k) “Employee” means any person (including an officer or a Director) in an employment relationship with the Company or any Affiliate.

(l) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by the any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A, with the intent that Options and Stock Appreciation Rights granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.

(m) “Holder” means an individual who has been granted an Award.

(n) “Incentive Stock Option” means an incentive stock option within the meaning of Code Section 422(b).

(o) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(p) “Nonqualified Stock Option” means an option granted under Section VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(q) “Option” means an Award granted under Section VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(r) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(s) “Performance Award” means an Award granted under Section X of the Plan.

(t) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

(u) “Performance Formula” means, for a Performance Period, one or more objective formulas applied against the relevant performance goal to determine, with regard to the Performance Award of a particular Holder, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

(v) “Performance Period” means the period during which performance relating to a Performance Award is measured.

(w) “Phantom Stock Award” means an Award granted under Section XI of the Plan.

(x) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(y) “Plan” means the Prosperity Bancshares, Inc. 2012 Stock Incentive Plan, as amended from time to time.

(z) “Restricted Award” means a Restricted Stock Award or a Restricted Stock Unit Award.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Section IX of the Plan.

(cc) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(dd) “Restricted Stock Unit Award” means an Award granted under Section IX of the Plan.

(ee) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(hh) “Stock” means the common stock, $1.00 par value, of the Company.

(ii) “Stock Appreciation Right” means an Award granted under Section VIII of the Plan.

(jj) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall be effective on February 22, 2012, which is the date of its adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders within twelve months after the Effective Date. If the Plan is not so approved by the Company’s shareholders, (a) the Plan shall not be effective, and (b) any grants of Awards under the Plan shall immediately expire and be of no force and effect. No Awards may be exercised or paid prior to the approval of the Plan by the Company’s shareholders. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute Award agreements or other documents on behalf of the Committee and the Company.

(b) Powers. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion:

i. to determine the Fair Market Value;

ii. to select the Employees and Directors to whom Awards may be granted hereunder;

iii. to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

iv. to determine the number of shares of Stock or equivalent units to be covered by each Award granted hereunder;

v. to approve forms of agreement for use under the Plan;

vi. to reduce the exercise price of an Award to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Award shall have declined since the date the Award was granted, provided that such action shall first have been approved by a vote of the stockholders of the Company;

vii. to determine or modify the terms and conditions, not inconsistent with the terms of the Plan or applicable law, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

viii. to construe and interpret the terms of the Plan and Awards and to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or Award agreement;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan;

x. to modify or amend each Award, subject to Article XIII;

xi. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

xii. to determine the terms and restrictions applicable to Awards; and

xiii. to make all other determinations deemed necessary or advisable for administering the Plan.

The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(c) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,

RESTRICTED AWARDS, PERFORMANCE AWARDS

AND PHANTOM STOCK AWARDS; SHARES SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section VI. Subject to Section XII, the maximum aggregate number of shares of Stock that may be issued under the Plan is 1,250,000, any or all of which may be issued through Incentive Stock Options. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or is canceled or forfeited, or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Notwithstanding anything to the contrary contained herein: (i) shares of Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above; and (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above. No fractional shares of Stock may be issued hereunder. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

Notwithstanding any provision in the Plan to the contrary, no more than 250,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any calendar year, no more than 250,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any calendar year, no more than 250,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any calendar year, and no more than 250,000 shares of Stock may be granted under the Plan as a Restricted Stock Unit Award to any one individual during any calendar year. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Unit Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to Covered Employees to constitute “qualified performance-based compensation” for purposes of Code Section 162(m), including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Code Section 162(m) and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards or Restricted Stock Unit Awards that are forfeited.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all Employees and Directors of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all Employees of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. A recipient of an Award must be an Employee or Director at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that the term of an Incentive Stock Option may not be more than ten years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by a Holder during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Code Section 422. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, or (ii) subject to the approval by the Committee, (A) certificates representing shares of Stock theretofore owned by the Holder duly endorsed for transfer to the Company, (B) for Nonqualified Stock Options, an election by the Holder for the Company to issue only a number of shares of Stock equal to (1) the number of shares with respect to which the Option is being exercised, less (2) a number of shares having an aggregate Fair Market Value as of the date of exercise equal to the aggregate exercise price, (C) a “cashless” exercise program established with a broker, (D) in any other form of legal consideration that may be acceptable to the Committee, or (E) any combination of the preceding, equal in value to the full amount of the exercise price. Each Option Agreement shall specify the effect of termination of employment or the cessation of service as a Director on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.

(e) Exercise Price and Payment. The “exercise price” at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall not be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Section XII. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Sections 424(a) and 409A, as applicable. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner set forth in the Option Agreement.

(f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate of stock of the employing corporation with the result that such employing corporation becomes an Affiliate.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised, and that exercise of the Option will result in the surrender of the Stock Appreciation Rights with respect to the shares covered by the Stock Appreciation Rights as to which the Option was exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Section XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or the cessation of service as a Director on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions. At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Section VII(c)), and (ii) shall be subject to adjustment as provided in Section XII.

(d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED AWARDS

(a) Grant of Restricted Awards. Subject to the terms and conditions of the Plan, Restricted Awards may be granted to Employees and Directors at any time as shall be determined by the Committee, in its sole discretion. A Restricted Award is an Award of Stock (“Restricted Stock”) or hypothetical shares of Stock (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Stock, which may, but need not, provide that such Restricted Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Committee shall determine. Subject to Section V(a) hereof, the Committee shall have complete discretion to determine (i) the number of Shares subject to a Restricted Award granted to any individual, and (ii) the conditions that must be satisfied, which may include a performance-based component, upon which is conditioned the grant, vesting or issuance of a Restricted Award.

(b) Restricted Stock. Each Holder granted Restricted Stock shall execute and deliver to the Company a Restricted Stock Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Company determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Committee may require the Holder to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Holder shall fail to execute a Restricted Stock Agreement and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

Subject to the restrictions set forth in the Restricted Stock Agreement, the Holder generally shall have the rights and privileges of a holder of Stock as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or withheld by the Company for the Holder’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. Any cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Stock (and earnings thereon, if applicable) shall be distributed to the Holder in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares and, if such shares are forfeited, the Holder shall have no right to such dividends.

Restricted Stock awarded to a Holder shall be subject to the following restrictions until the expiration of such restrictions, and satisfaction of any applicable performance goals during such period, and to such other terms and conditions as may be set forth in the applicable Restricted Stock Agreement: (A) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Restricted Stock Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the Restricted Stock Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

Upon the expiration of the restrictions with respect to any Restricted Stock, the restrictions set forth in this Section IX(b) and the applicable Restricted Stock Agreement shall be of no further force or effect with respect to such shares of Stock, except as set forth in the applicable Restricted Stock Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the Restricted Stock which has not then been forfeited and with respect to which the restrictions have expired (to the nearest full share) and any cash distributions or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the restrictions on such Restricted Stock. Such additional terms, conditions or restrictions shall be set forth in the Restricted Stock Agreement. The Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Code Section 83(b)), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c) Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Restricted Stock Unit Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, and only to the extent set forth in the applicable Restricted Stock Unit Agreement, each Restricted Stock Unit (representing one share of Stock) may be credited with cash distributions and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Holder on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or withheld by the Company for the Holder’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Holder’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Holder upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Holder shall have no right to such Dividend Equivalents.

Restricted Stock Units awarded to any Holder shall be subject to (A) forfeiture until the expiration of the restrictions applicable to such Award, and satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Restricted Stock Unit Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Holder to such Restricted Stock Units shall terminate without further obligation on the part of the Company, and (B) such other terms and conditions as may be set forth in the applicable Restricted Stock Unit Agreement.

Except as otherwise provided in a Restricted Stock Unit Agreement, upon the expiration of the restrictions with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Restricted Stock Unit Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part shares of Stock in lieu of delivering only shares for Vested Units. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the aggregate Fair Market Value of the shares as of the date on which the restrictions lapsed with respect to such Vested Unit.

The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Unit Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the restrictions on such Restricted Stock Units. Such additional terms, conditions or restrictions shall be set forth in the Restricted Stock Unit Agreement. The Restricted Stock Unit Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements, and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

(d) Payment for Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Award, except to the extent otherwise required by law.

X. PERFORMANCE AWARDS

(a) Designation of Performance Award. The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award or a portion of such Award as a Performance Award. In addition, the Committee shall have the authority to make an award of a cash bonus to any Employee or Director and designate such award as a Performance Award in order to qualify such Award as “qualified performance-based compensation” under Code Section 162(m); provided that the maximum amount that can be paid in any calendar year to any individual pursuant to a cash bonus award described in this sentence shall be $2,500,000.

(b) Performance Period and Performance Criteria. A Performance Award may be awarded to an Employee or Director contingent upon future performance of the Employee or Director, the Company or any subsidiary, division or department thereof by or in which he performs services. The Committee shall establish, with respect to each Performance Award, a Performance Period over which the performance of the Holder, the Company or any subsidiary, division or department thereof shall be measured. Prior to the commencement of each Performance Period (or such later time as may be permitted for qualified performance-based compensation under Code Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals and a bonus opportunity for each Performance Award granted for such Performance Period. The performance goals shall be based on one or more of the following criteria:

•	Net income (before or after taxes)

•	Earnings per share, including, but not limited to, EPS growth (basic or diluted)

•	Operating earnings per share, including, but not limited to, EPS growth (basic or diluted)

•	Net income growth (before or after taxes)

•	Asset growth

•	Loan growth

•	Deposit growth

•	Credit quality ratios

•	Return on average assets

•	Return on average equity

•	Return on average tangible equity

•	Dividend payout

•	Share price (including, but not limited to, growth measures and total shareholder return)

•	Expense targets

•	Operating efficiency or efficiency ratios

•	Customer satisfaction

•	Market share

Any one or more of the performance criteria listed above may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

A performance goal for a Performance Award granted to a Covered Employee that is intended to constitute “qualified performance-based compensation” under Code Section 162(m) may not be based solely on the Holder’s continued employment with the Company or an Affiliate for a specified period of time.

(c) Performance Awards. The Committee will, in its sole discretion, designate not later than 90 days after the commencement of a Performance Period (or, if sooner, before twenty five percent (25%) of the Performance Period has elapsed) which Holders will be eligible to receive Performance Awards in respect of such Performance Period. However, designation of a Holder eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Holder to receive payment in respect of any Performance Award for such Performance Period. The determination as to whether or not such Holder becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section X. Moreover, designation of a Holder eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Holder eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Holder eligible to receive an Award hereunder shall not require designation of any other person as eligible to receive an Award hereunder in such period or in any other period. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the criteria (from the list set forth in paragraph (b) above) that will be used to establish the performance goal(s), the kind(s) and/or level(s) of the performance goals(s) that is (are) to apply and the Performance Formula. The Performance Formula may specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. Not later than 90 days after the commencement of a Performance Period (or, if sooner, before twenty five percent (25%) of the Performance Period has elapsed), the Committee shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in this Section X and record the same in writing. The performance goals and bonus opportunity relating to any particular Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time.

The Committee is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for a Performance Period (provided, that if an Award is intended to constitute “qualified performance based compensation” under Code Section 162(m), such adjustment or modification may be made only to the extent permitted under Code Section 162(m)) in order to prevent the dilution or enlargement of the rights of Holders based on the following events:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

•	any reorganization and restructuring programs;

•

extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

•	acquisitions or divestitures;

•	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

•	foreign exchange gains and losses; and

•	a change in the Company’s fiscal year.

(d) Earning and Certification of Performance Award. Promptly after the date on which the necessary information for a particular Performance Period becomes available, and prior to the payment of any Performance Award, the Committee shall review and certify in writing whether, and to what extent, the performance goals have been achieved and, if so, calculate and certify in writing (with respect to each Holder who is a Covered Employee) that amount of the Performance Awards earned, through the achievement of the relevant performance goals, by each Holder for such Performance Period based upon the Performance Formula. The Committee shall then determine the actual size of each Holder’s Performance Award for the Performance Period. In determining the actual size of an individual Performance Award, the Committee may reduce or eliminate the amount of the Performance Award earned through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. With respect to any Performance Award intended to constitute “qualified performance-based compensation” under Code Section 162(m), the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Awards if the performance goals have not been attained; (B) increase a Performance Award above the maximum amount payable under Section V.(a) or X.(a) of the Plan; or (C) cause an increase in a Holder’s Performance Award as a result of the use of negative discretion with respect to another Holder’s Performance Award. In addition, if a Performance Award is based, in whole or in part, on a percentage of a Holder’s salary, base pay or other compensation, the maximum amount of the Performance Award must be fixed at the time the performance goals are established. Notwithstanding the foregoing, a Performance Award Agreement may provide that a Performance Award may be payable upon death, disability or change of ownership or control prior to the attainment of the performance goals, provided that any such Award will not constitute “qualified performance-based compensation” under Code Section 162(m) to the extent the Award is actually paid prior to the attainment of the performance goals.

(e) Payment. A Holder shall be eligible to receive payment in respect of a Performance Award only to the extent that: (A) the applicable performance goals are achieved; and (B) the Performance Formula as applied against such performance goals determines that all or some portion of such Holder’s Performance Award has been earned. As soon as administratively feasible after the Committee has determined and certified in writing (if required with respect to a Covered Employee) the extent to which a Performance Award has been earned, such Performance Award shall be distributed in cash, Stock or a combination thereof, as determined by the Committee in accordance with the terms of the Performance Award Agreement. If, after the attainment of the applicable performance goals, payment of a Performance Award in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any Performance Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Award that is payable in Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

(f) Termination of Employment or Cessation of Service as a Director. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company or an Affiliate or continuously serve as a Director at all times during the applicable Performance Period, except as may be determined by the Committee or as may otherwise be provided in the Performance Award Agreement at the time granted.

(g) Agreements. At the time any Performance Award is made under this Section X, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XI. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award, but in no event later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee, in a lump sum payment no later than March 15 of the calendar year immediately following the calendar year in which the Holder vests in such dividend equivalent.

(e) Termination of Employment or Cessation of Service as a Director. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company or an Affiliate or continuously serve as a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

(f) Agreements. At the time any Award is made under this Section XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a) To the extent necessary to preserve the economic intent of Awards, in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of grant of any Award, Awards granted under the Plan and any Award agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section V and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section V will be equitably adjusted or substituted, as to the number, price or kind of a share of Stock or other consideration subject to such Awards. In the case of adjustments made pursuant to this Section XII, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section XII will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section XII will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section XII shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) providing that Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(c) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(d) Any adjustment provided for in Subsections (a) or (b) above shall be subject to any required shareholder action.

(e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, (i) except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m), if applicable, and applicable interpretive authority thereunder), (ii) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3, and (iii) the Board may not amend the Plan without approval of the shareholders if such approval is required to comply with Rule 16b-3, if applicable, any rule promulgated by the exchange on which Stock is tradable, or any applicable provisions of the Code or other laws. Subject to the foregoing, the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Holders with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.

XIV. MISCELLANEOUS

(a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee or Director any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

(b) Rights Unsecured. The right of an Employee or Director to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(c) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Director any right with respect to continuation of employment or service with the Company or any Affiliate,

(ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or (iii) interfere in any way with the right of the Board or the shareholders of the Company to remove him or her as a Director at any time. Any questions as to whether and when there has been a termination of employment or service and the cause of such termination shall be determined by the Committee, and its determination shall be final.

(d) Other Laws. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act, or the Company has determined that such registration is unnecessary, each Holder of an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring the shares of Stock covered by such Award for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

(e) Withholding. To the extent provided by the terms of an Award agreement and subject to the discretion of the Committee, a Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Holder by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Holder as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Stock.

(f) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee or Director or beneficiary thereof shall have any claim against the Company or any Affiliate as a result of any such action.

(g) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(h) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.

(i) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(j) Code Section 162(m). If the Company is subject to Code Section 162(m), it is intended that the Plan comply fully with and meet all the requirements of Code Section 162(m) so that Awards may, if intended, constitute “qualified performance-based compensation” within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Code Section 162(m)

as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Code Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(k) Code Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code Section 409A. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption thereto. Should any provision of the Plan, any Award, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Holder, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. If the Board (or its delegate) determines that an Award is “nonqualified deferred compensation” subject to Code Section 409A, and that the Holder is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and the regulations and other guidance issued thereunder, then, to the extent required by Code Section 409A, the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Holder separates from service with the Company or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Code Section 409A, to the extent any exercise or distribution hereunder could be deemed “nonqualified deferred compensation” for purposes thereof.

(l) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(m) Changes in Law. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the Internal Revenue Service or any other federal or state governmental agency enacted or promulgated after the adoption of the Plan.

(n) Clawbacks. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(o) Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to an Award by electronic means. To participate in the Plan, a Holder consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

(p) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals
1, 2, 3 and 4 unless otherwise indicated.

1.	ELECTION of three (3) Class II directors to serve on the Board of Directors of the Company until the Company’s 2015 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.

	For	Withhold		For	Withhold		For	Withhold

01 - James A. Bouligny	☐	☐	02 - Robert Steelhammer	☐	☐	03 - H.E. Timanus, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	APPROVAL OF THE PROSPERITY BANCSHARES, INC. 2012 STOCK INCENTIVE PLAN (the “2012 Plan”) pursuant to which 1,250,000 shares of Common Stock will be reserved for issuance pursuant to grants under the 2012 Plan.	☐	☐	☐	3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012.	☐	☐	☐

					4.	ADVISORY APPROVAL OF THE COMPENSATION of the Company’s named executive officers (“Say-On-Pay”).	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

                                 01FR7D

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Prosperity Bancshares, Inc.

2012 Annual Meeting of Shareholders to be held on Tuesday, April 17, 2012

This Proxy is Solicited on Behalf of the Board of Directors.

The 2012 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 17, 2012, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2012 Annual Meeting of Shareholders and Proxy Statement dated March 16, 2012 accompanying this proxy.

The undersigned shareholder hereby appoints David Zalman and James D. Rollins III, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2012 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the proposal to approve the Prosperity Bancshares, Inc. 2012 Stock Incentive Plan pursuant to which 1,250,000 shares of Common Stock will be reserved for issuance pursuant to grants under the 2012 Plan, (3) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012 and (4) FOR the non-binding proposal to approve the compensation of the Company’s named executive officers.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2, 3 and 4 unless otherwise indicated.

(Items to be voted appear on reverse side.)